CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated January 24, 2001, with respect to Aid Association for Lutherans, and to the use of our report dated January 24, 2001, with respect to AAL Variable Life Account I, in this Post-Effective Amendment No. 6 to Form S-6 Registration Statement under the Securities Act of 1933 (File No. 333-31011) and related prospectus of AAL Variable Life Account I.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
February 22, 2001